Exhibit 23.2

CONSENT OF BDO USA, LLP,
INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

Sonic Solutions
Novato, California

We hereby consent to the incorporation by reference in the Prospectus constituting a part of this Registration Statement of our report dated May 29, 2009, relating to the 2009 and 2008 consolidated financial statements and schedules of Sonic Solutions included in the Company’s Annual Report on Form 10-K for the year ended March 31, 2010.

/s/ BDO USA, LLP

San Francisco, California

October 7, 2010